EXHIBIT 99.1


NEWS ANNOUNCEMENT
FOR MORE INFORMATION

Investor Contact:                              Media Contact:
Jayne L. Cavuoto-Krafchik                      Drew Biondo
Director of Investor Relations                 Director of Corporate
Communications
(516) 812-8217                                 (516) 812-8208
JCavuoto@deltafinancial.com                    DBiondo@deltafinancial.com


                   DELTA FINANCIAL RESPONDS TO COUNTERSUIT

WOODBURY, N.Y.--September 16, 2003--Delta Financial Corporation (AMEX: DFC), a specialty consumer finance company that originates, securitizes and sells non-conforming mortgage loans announced today that it received a countersuit to a lawsuit the Company filed in July 2003 against James E. Morrison, president of Delta Funding Residual Management, Inc. (DFRM), the managing member for Delta Funding Residual Exchange Company, LLC (the "LLC") and the two entities he controls to enforce DFC's management and operating agreements with DFRM and the LLC. Morrison filed the countersuit on behalf of DFRM and the LLC. DFC believes this countersuit is completely baseless.

DFRM and the LLC were created as part of a series of debt restructuring actions DFC took in early 2001 to recapitalize the company to permit its ongoing operation at that time, and are unaffiliated with Delta Financial Corporation.

DFC brought suit against Morrison and the entities he controls to recover approximately $142 thousand that is clearly and unconditionally owed to the Company and that Morrison intentionally withheld. DFC's suit against Morrison charged Morrison and DFRM with breach of contract and breach of fiduciary duty.

Although DFC has still not received Morrison's answer, it was served today with an unverified complaint, in which Morrison alleges that DFC's revision to estimates nearly two years ago that resulted in a write down in the value of certain of the Company's assets permits Morrison and the

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entities he controls to breach their  agreements,  and further  entitles the LLC and DFRM to monetary damages of at least $110 million.

"Baseless, without merit and a transparent attempt to justify his own wrongdoing and shift focus away from himself is the only possible explanation of Morrison's suit," Marc E. Miller, DFC's general counsel explained. "We are confident that when the Court forces him to defend the case brought against him and to prove his counter-allegations, he will fail."

BACKGROUND

In February 2001, DFC proposed an exchange offer in order to deal with its financial difficulties at that time. Three of DFC's bondholders - among the most prominent institutional investors in the marketplace, who together held the majority of DFC's bonds - hired a leading financial advisor with specific expertise in these situations, to advise them with regard to protecting their investment. The bondholders' expert reviewed DFC's financials, discussed the possibility of DFC filing for bankruptcy or attempting a workout, and ultimately recommended that the bondholders enter into the proposed exchange offer with DFC, as a preferable alternative to forcing DFC into bankruptcy. DFC provided full disclosure in the exchange offer prospectus filed with the SEC and the assets were valued as accurately as possible by Delta as of the date Delta estimated their value, using the same assumptions that it used to value other similar assets it owned.

Following the overwhelming acceptance of the exchange offer, intervening market conditions which were out of the Company's control - including the events of September 11th, a precipitous drop in interest rates (to levels not seen in over 40 years), recession, threat of war and other geopolitical risks - dramatically lowered the value of interest-rate and credit- sensitive assets (like those transferred to the LLC in the exchange offer). In response, in November 2001, DFC lowered its estimates of the value of the excess cashflow certificates it held, as it was required to do in accordance with generally accepted accounting principals (GAAP). Similar write-downs were taken by many of DFC's competitors for the same reason and, indeed, by countless other companies outside our sector which also held interest-rate and credit- sensitive assets, to account for these virtually unprecedented events.

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"Although  Mr.  Morrison has cast our  original  estimates,  and later  downward revision, of the value of the excess cashflow certificates as a somehow nefarious and harmful plot, in fact these estimates were irrelevant to investor decisions. At the time of the original estimates, the only assets of interest to the bondholders were the excess cashflow certificates that secured their debt, and one way or another, they would come to own them. The only question was whether the bondholders should pursue the assets through the exchange offer or through bankruptcy. In either event, the value of the assets would not change. The exchange offer gave the bondholders these assets without the significant costs of bankruptcy, I.E., professional fees and other claims from potential creditors, among other things. Thus, no matter what the valuation of these assets were, the bondholders were better off than if Delta declared bankruptcy," Mr. Miller explained.

"Several facts are important in addition to the fact that the defensive countersuit entirely lacks merit," Mr. Miller added. "Morrison has been aware of the revised estimates that form the basis of his claim for almost two years and has never raised a single concern until he decided to breach his agreement with Delta. Second, he ignored our repeated requests that he tell us of his concerns and give us the opportunity to address them. Instead, he filed a surprise lawsuit after we afforded him the courtesy of substantial additional time to respond to our lawsuit. Finally, his claims are meant solely to distract attention from, and do not justify, Mr. Morrison's own indefensible breach of contract or breach of fiduciary duty to the LLC members," Mr. Miller further explained.

"We will aggressively prosecute our claims and defend this baseless countersuit to protect our shareholders' interests. We are confident that Morrison's transparent attempt to deflect attention from his own misconduct will be rejected by the Court," concluded Mr. Miller.

ABOUT THE COMPANY

Founded in 1982, Delta Financial Corporation is a Woodbury, New York-based specialty consumer finance company that originates, securitizes and sells non-conforming mortgage loans. Delta's loans are primarily secured by first mortgages on one- to four-family residential properties. Delta originates home equity loans primarily in 26 states. Loans are originated through a network of approximately 1,500 independent brokers and the Company's retail offices.

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Since 1991, Delta has sold approximately  $8.4 billion of its  mortgages through
36 securitizations.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release, which are not historical fact, may be deemed to be "forward-looking" statements under federal securities laws that involve risk and uncertainties. Forward-looking statements relate to, among other things, expectations as to future earnings and business prospects, interest rates, broker and retail loan production, loan performance and litigation results. There are many important factors that could cause Delta Financial Corporation and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to the availability of funding at favorable terms and conditions, including without limitation, warehouse, residual and other credit facilities; the Company's ability or inability to continue to access the securitization and whole loan markets at favorable terms and conditions; competition, loan losses, loan prepayment rates, delinquency and default rates; litigation risks and the costs associated with litigation, the Company's regulatory settlements with state and federal agencies and other regulatory compliance matters and changes (legislative or otherwise) affecting mortgage lending activities and the real estate market; general economic conditions, including interest rate risk, future residential real estate values, demand for Delta Financial Corporation and its subsidiaries' services, and other risks identified in Delta Financial Corporation's Securities and Exchange Commission filings. Delta hereby disclaims any obligation to update or revise any of the information contained in this press release at any future date.

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